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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 4, 2004, (except Note 17E, as to which the date is May 6, 2004) in the Registration Statement (Form SB-2 No. 333-124011) and related prospectus of Treasure Mountain Holdings, Inc. dated January 3, 2005.


                                                 /s/ Ernst & Young LLP


Metro Park, New Jersey
December 30, 2004